EXHIBIT 10.27



                      ADOPTION AND RATIFICATION AGREEMENT


     AGREEMENT made this 12th day of November, 2001 by and between BioQuest Internationa, Inc. ("BioQuest"); Joseph Salvani ("Salvani"); and Globalitronix, Inc. ("Global").

     WHEREAS, BioQuest and MainStreetIPO.com, Inc. ("Mainstreet") had previously entered into a Leasing Agreement dated as of December 15, 2000 relating to technology which enables corporations to publicly offer their securities over the Internet by means of Dutch Auction process (the "Prior Agreement"); and

     WHEREAS, Salvani, the principal and largest shareholder of MainStreet acquired all its assets through forclosure on a personal note and transferred those assets on or about July 1, 2001, to Global, another company he controls; and

     WHEREAS, the parties beleive Salvani and/or Globalitronix is bound under
SEction 16 of the prior agreement as "successor", and

     WHEREAS, BioQuest, Globalitronix and Salvani wish to adopt and ratify the Prior Agreement.

     NOW THEREFORE, the parties hereby agree as follows:

1. With only one exception described in Section 2 below, the Prior Agreemnt is hereby incorporated by reference, adopted and ratified, effective immediately.

2. Section 7 of the Prior Agreement provided for payment of a second $215,000 payment within ten (10) days after BioQuest ceased using the IPO website. Because the original web designer and host had to be replaced as a direct result of the terroist bombings in New York September 11, 2001, BioQuest has agreed to pay $35,000 to U1Net, Inc. the replacement web designer and host serving entity, in lieu of the secon $25,000 paymetn contemplated in the Prior Agreement to MainStreet (or any successor).

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3.   All parties agree that (a) no additional funds have been (or will be) paid beyond those outlined above; and (b) no shareing of lists as between BioQuest and MainStreet is hereby adopted and extended to Salvani and any entity that provides services to Salvani and any entity he controls.

     Executed this 12th day of November, 2001 by the following persons in the capacities indicated.

                               /s/ Joseph Salvani
                                JOSEPH SALVANI, Individually

                                  GLOBALITRONIX
                                /s/Joseph Salvani
                                Joseph Salvani, Chairman and President

                                BIOQUEST INTERNATIONAL, INC.
                                By: /s/  Peter J. Ewens
                                Peter J. Ewens, Chairman, President and CEO